UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

_________________

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia (Address of Principal Executive Office)		22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 19, 2012, WidePoint Corporation (the “Company”) held an annual meeting of its stockholders to vote on the following proposals:

Proposal One: The board of directors nominated three nominees to stand for election at the annual meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were each elected to serve a three-year period until the annual meeting of stockholders in the year 2015 and until their successors are elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
James M. Ritter	19,739,201	3,861,242	25,077,520
Otto J. Guenther	22,615,923	984,520	25,077,520
George W. Norwood	20,668,201	2,932,242	25,077,520

Proposal Two: The board of directors selected the accounting firm of Moss Adams LLP as independent accountants for the Company for the fiscal year ending December 31, 2012. The board of directors directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the annual meeting. Therefore, in accordance with the voting results listed below, Moss Adams LLP will serve as the independent registered public accountants for the Company for the current fiscal year ending December 31, 2012.

For	Against	Abstain
48,417,652	126,765	133,546

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date:December 21, 2012	James T. McCubbin
Vice President and Chief Financial Officer